EXHIBIT 1

                EXECUTIVE OFFICERS OF PRUDENTIAL FINANCIAL, INC.
                ------------------------------------------------

Arthur F. Ryan                 Chairman, Chief Executive Officer and President

Vivian L. Banta                Vice Chairman

Mark B. Grier                  Vice Chairman

Rodger A. Lawson               Vice Chairman

John R. Strangfeld, Jr.        Vice Chairman

Robert C. Golden               Executive Vice President

James C. Spackman              Executive Vice President

Richard J. Carbone             Senior Vice President and Chief Financial Officer

Thomas J. Carroll              Senior Vice President and Chief Auditor

C. Edward Chaplin              Senior Vice President and Treasurer

Eric R. Durant                 Senior Vice President, Investor Relations

William D. Friel               Senior Vice President and Chief Information Officer

George C. Hanley               Senior Vice President, Compliance and Risk Management

Ronald P. Joelson              Senior Vice President, Asset/Liability and Risk Management

John M. Liftin                 Senior Vice President and General Counsel

Anthony Piszel                 Senior Vice President and Controller

Sharon C. Taylor               Senior Vice President, Corporate Human Resources

Kathleen M. Gibson             Vice President, Secretary and Corporate Governance Officer

Susan L. Blount                Vice President
